Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 9, 2018, among Elah Holdings, Inc., a Delaware corporation (the “Company”), the Person identified on the signature page hereto under the heading “Designated Investor” (the “Designated Investor”) and the Persons identified on the signature page hereto as the “Other Investors” (collectively, the “Other Investors” and each individually, an “Other Investor” and collectively with the Designated Investor, the “Investors” and each individually, an “Investor”).

WHEREAS, the Company and the Other Investors are parties to a Securities Purchase Agreement, dated as of the Effective Date (the “Purchase Agreement”), pursuant to which the Other Investors are acquiring shares of Common Stock; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties hereto desire to enter into this Agreement to grant certain registration rights to the Investors and enter into certain other agreements, in each case as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.         Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Alternative Entities” has the meaning set forth in Section 11.

“Beneficially Own” has the meaning ascribed to it in Rule 13d-3 and 13d-5 (or successor rules then in effect) promulgated under Exchange Act.

“Board” means the board of directors (or any successor governing body) of the Company as constituted from time to time.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Commission” means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other shares of capital stock of the Company issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 5(q).

“Demand Investors” has the meaning set forth in Section 3(a).

“Demand Registration” has the meaning set forth in Section 2(b).

“Designated Affiliate” of the Designated Investor means any of those Persons named as “Designated Affiliates” in a separate document for that purpose executed by the Designated Investor and the Company on or before the closing of the transactions under the Purchase Agreement.

“Designated Investor” has the meaning set forth in the preamble.

“DTCDRS” has the meaning set forth in Section 5(r).

“Effective Date” means the effective date of the Company’s emergence from Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware, captioned under “In re Real Industry, Inc., et al.”, Case No. 17-12464, in such court.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Inspectors” has the meaning set forth in Section 5(h).

“Investors” has the meaning set forth in the preamble.

“Long-Form Registration” has the meaning set forth in Section 2(a).

“Other Investors” has the meaning set forth in the preamble.

“Pending Transaction” has the meaning set forth in Section 2(d).

“Permitted Assignee” means any Designated Affiliate of the Designated Investor so long as such Designated Affiliate, together with the Designated Investor and the other Designated Affiliates of the Designated Investor, Beneficially Own in the aggregate at least one-half of the Designated Investor Shares.

“Permitted Assignment” means the assignment of the Designated Investor’s rights under this Agreement to a Permitted Assignee.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A or Rule 430B under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Public Offering” means an offering of the Common Stock pursuant to an effective Registration Statement filed under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan).

“Purchase Agreement” has the meaning set forth in the recitals.

“Records” has the meaning set forth in Section 5(h).

“Registrable Securities” means, subject to Section 12, (a) the shares of Common Stock issued to the Other Investors pursuant to the Purchase Agreement, (b) the shares of Common Stock owned by the Designated Investor on the Effective Date, (c) any shares of Common Stock that any Other Investor comes to Beneficially Own or acquire after the Effective Date, but excluding any shares (i) owned by a transferee of an Other Investor pursuant to Section 16(b) prior to such transfer, whether or not such transferee becomes an “Other Investor,” (ii) acquired by a transferee (other than a controlled or controlling affiliate) of an Other Investor pursuant to Section 16(b) following the transaction permitted in Section 16(b), or (iii) acquired by an Other Investor after all of its Registrable Securities have ceased to be Registrable Securities pursuant to Section 12, and (d) any shares of Common Stock issued or issuable with respect to any shares described in subsections (a), (b) or (c) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the shares (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act and the Exchange Act.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Shelf Registration Statement” has the meaning set forth in Section 2(c).

“Shelf Supplement” has the meaning set forth in Section 2(d).

“Shelf Takedown” has the meaning set forth in Section 2(d).

“Short-Form Registration” has the meaning set forth in Section 2(b).

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

2.         Demand Registration.

(a)        At any time beginning after the 60 month anniversary of the Effective Date, Other Investors that, together with the Affiliates of such Other Investors, Beneficially Own in the aggregate at least 10% of the Registrable Securities then outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five days following receipt thereof) deliver notice of such request to all other Other Investors holding Registrable Securities who shall then have five days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the Other Investors that are holders thereof have requested to be included in such Long-Form Registration within 90 days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than two times for the Other Investors as a group; provided, that a Registration Statement shall not count as a Long-Form Registration requested under this Section 2(a) unless and until it has become effective and the Other Investors requesting such registration are able to register and sell at least a majority of the Registrable Securities requested to be included in such registration.

(b)        After the first Public Offering after the Effective Date, the Company shall use its commercially reasonable best efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, but in any event no earlier than the day immediately following the 60 month anniversary of the Effective Date, the Other Investors holding Registrable Securities shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration, a “Demand Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five days following receipt thereof) deliver notice of such request to all Other Investors holding Registrable Securities who shall then have five days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-3 or any successor form thereto covering all of the Registrable Securities that the Other Investors that are holders thereof have requested to be included in such Short-Form Registration within 45 days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(c)        At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), but in any event no earlier than the day immediately following the 60 month anniversary of the Effective Date, Other Investors that are holders of Registrable Securities shall have the right to request registration under the Securities Act of all or any portion of their Registrable Securities for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). Each request for a Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five days following receipt thereof) deliver notice of such request to all Other Investors holding Registrable Securities who shall then have five days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Shelf Registration Statement covering all of the Registrable Securities that the Other Investors that are holders thereof have requested to be included in such Shelf Registration within 20 days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(d)        The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration, Shelf Takedown or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, at least a majority of the shares of Registrable Securities requested to be included therein. The Company may postpone for up to 90 days from the date of the Board determination (described below) the filing or effectiveness of a Registration Statement for a Demand Registration or a supplement (a “Shelf Supplement”) for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Takedown”) if the Board determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company (a “Pending Transaction”); (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Other Investors that are holders of a majority of the Registrable Securities initiating such Demand Registration or Shelf Takedown shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration or Shelf Takedown hereunder only once in any period of 12 consecutive months.

(e)        If Other Investors initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 3(a),  Section 3(b), or Section 3(c) and the Company shall include such information in its notice to the Other Investors. The Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, which underwriter must be reasonably acceptable to the Other Investors that are holders of a majority of the Registrable Securities initially requesting the offering.

(f)        The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Other Investors that are holders of a majority of the Registrable Securities initially requesting such Demand Registration or Shelf Takedown. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and the Other Investors that are holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the shares of Common Stock that the Other Investors that are holders of Registrable Securities propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

(g)        Upon receipt of any Demand Registration, the Company shall not, other than in connection with a Pending Transaction, file any other Registration Statement without the consent of the Other Investors that are holders of a majority of the Registrable Securities requesting registration until the consummation of the sale of Registrable Securities contemplated by the applicable Demand Registration; provided that the Company shall be permitted to file any Registration Statement on Form S-8.

3.         Piggyback Registration.

(a)        Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 15 days prior to the filing of such Registration Statement) to the Investors that are holders of Registrable Securities of its intention to effect such a registration (other than, in the case of a Demand Registration that triggers the Piggyback Registration, to the Other Investors that requested such Demand Registration (such Other Investors, the “Demand Investors”) and, subject to Section 3(b),  Section 3(c) and Section 3(d), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from such Investors within five days after the Company’s notice has been given to each such holder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2.  If any Piggyback Registration Statement pursuant to which Investors that are holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).  Notwithstanding the foregoing, the Company shall not be required to effect a Piggyback Registration pursuant to this Section 3 earlier than the day immediately following the 60-month anniversary of the Effective Date.

(b)        If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Investors that are holders of Registrable Securities (if any Investors that are holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by Investors that are holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than Investors that are holders of Registrable Securities, allocated among such holders in such manner as they may agree.

(c)        If a Piggyback Registration or Piggyback Shelf Takedown is a Demand Registration initiated as an underwritten offering on behalf of Demand Investors, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the Demand Investor(s) requesting such registration or takedown, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d)        If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration or takedown, allocated pro rata among all such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(e)        If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Each Investor that is a holder of Registrable Securities proposing to distribute Registrable Securities through such underwritten offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

4.         Lock-up Agreement.  Each Investor agrees that in connection with a Public Offering, and upon the request of the managing underwriter in such offering, such Investor shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed 180 days), (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 4 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a),  Section 2(b),  Section 2(c) or Section 3(a) and shall be applicable to the Investors only if all officers and directors of the Company and all stockholders owning more than five percent of the Company’s outstanding Common Stock are subject to the same restrictions. Each Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each Investor shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than five percent of the outstanding Common Stock.

5.         Registration Procedures. If and whenever the Other Investors that are holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a)        subject to Section 2(a),  Section 2(b) and Section 2(c), prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its commercially reasonable best efforts to cause such Registration Statement to be declared effective;

(b)        in the case of a Long-Form Registration or a Short-Form Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c)        within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by Other Investors that are holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)        notify each Other Investor that is a selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)        furnish to each Other Investor that is a selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)        use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g)        notify each Other Investor that is a selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)        make available for inspection (pursuant to a customary confidentiality agreement, as applicable, if reasonably requested by the Company) by any Other Investor that is a selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers and directors to supply all information requested by any such Inspector in connection with such Registration Statement;

(i)         provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)         use its commercially reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the Other Investors that are holders of a majority of such Registrable Securities;

(k)        in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Other Investors that are holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l)         otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than 60 days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m)       furnish to each Other Investor that is a selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(n)        without limiting Section 5(f), use its commercially reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Other Investors that are holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)        notify the Other Investors that are holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)        advise the Other Investors that are holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q)        permit any Other Investor that is a holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r)        cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System (the “DTCDRS”);

(s)        not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the DTCDRS;

(t)         take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(u)        otherwise use its commercially reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6.         Expenses.  All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii)  expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the Other Investors that are holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the Other Investors that are holders of a majority of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Other Investors that are holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

7.         Indemnification.

(a)        The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Investor that is a holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in or omitted from any information (i) furnished in writing to the Company by such holder expressly for use therein or (ii) prepared for use therein by the Company specifically relating to such holder and which such holder has expressly approved in writing for use by the Company, or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)        In connection with any registration in which an Investor that is a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c)        Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d)        If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.         Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that notwithstanding (a) and (b), no Investor that is a holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

9.         Rule 144 Compliance. With a view to making available to the Investors that are holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, at any time when the Company is subject to filing obligations under Section 13(a) or Section 15(d) of the Exchange Act, the Company shall:

(a)        make and keep public information available, as those terms are understood and defined in Rule 144;

(b)        use commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)        furnish to any Investor that is a holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration.

10.       Preservation of Rights. Without the prior written consent of the Other Investors that are holders of a majority of the Registrable Securities, the Company shall not (a) grant any registration rights, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Other Investors that are holders of Registrable Securities in this Agreement.

11.       Alternative Entities. In the event that the Company elects to effect an underwritten registered offering of equity securities of any subsidiary or parent of the Company (collectively, “Alternative Entities”) rather than the equity securities of the Company, whether as a result of a reorganization of the Company or otherwise, the Investors and the Company shall cause the Alternative Entity to enter into an agreement with the Investors that provides the Investors with registration rights with respect to the equity securities of the Alternative Entity that are substantially the same as, and in any event no less favorable in the aggregate to, the registration rights provided to the Investors in this Agreement.

12.       Termination. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) in the event that the aggregate number of Registrable Securities then outstanding is less than 5% of the Company’s then outstanding common stock and the Registrable Securities are distributable by their holders pursuant to Rule 144 under the Securities Act without limitation, (iii) such securities shall have been otherwise transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities or (iv) such securities are no longer outstanding. As to any particular Investor, if such Person is not a member of the Board or an Affiliate of a member of the Board, such Person shall cease to be an Investor when such Person owns less than 5% of the Company’s then outstanding common stock.

13.       Acknowledgement of Law.  Notwithstanding the terms of this Agreement, including the obligations of the Company to register the Registrable Securities, each Investor acknowledges and agrees that it remains responsible for its own compliance with applicable securities laws, and that from time to time it may become aware of information which precludes transactions in Company securities (including that are registered on a registration statement).

14.       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing, which shall include electronic delivery, and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	Elah Holdings, Inc.
8214 Westchester Drive, Suite 950
Dallas, Texas 75225
Attention: General Counsel
with a copy to:	Gibson, Dunn & Crutcher LLP
2100 McKinney Avenue, Suite 1200
Dallas, Texas 75201
E-mail: dsinak@gibsondunn.com
Attention: David Sinak

If to any Investor, to such Investor’s address as set forth in the register of stockholders maintained by the Company, which address shall be deemed valid for purposes of providing notice to the Investor under this Agreement, unless such Investor shall have specified another address in a notice given in accordance with this Section 13. Each Investor shall promptly notify the Company of any change in its mailing or electronic address and/or its contact person.

15.       Entire Agreement. This Agreement, together with the Purchase Agreement (and any related exhibits and schedules thereto), constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement, the terms and conditions of this Agreement shall control.

16.       Successor and Assigns.

(a)        Except as otherwise set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)        Each Other Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

(c)        The Designated Investor’s rights under this Agreement do not attach to its shares of Common Stock and may only be assigned pursuant to a Permitted Assignment, provided that the Permitted Assignee executes a joinder agreement pursuant to which such Permitted Assignee agrees to be bound by the terms hereof as the Designated Investor hereunder.  The Designated Investor shall notify the Company within three Business Days after any Permitted Assignment.

(d)        A Permitted Assignee to which rights are assigned under this Agreement pursuant to a Permitted Assignment in accordance with Section 16(c) may assign its rights under this Agreement to any purchaser or transferee of a majority of such Permitted Assignee’s Registrable Securities; provided that such assignee executes a joinder agreement pursuant to which such assignee agrees to be bound by the terms hereof as the Designated Investor hereunder.  A Permitted Assignee shall notify the Company within three Business Days after any such assignment.

17.       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement;  provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section  7.

18.       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

19.       Amendment, Modification and Waiver.

(a)        The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Other Investors that are holders of a majority of the Registrable Securities and, in the case of any amendment, modification, supplement or waiver of Section 3, of the Designated Investor.

(b)        Notwithstanding Section 19(a), no amendment, modification, supplement or waiver of this Agreement that applies to the Designated Investor shall be adopted without the prior written consent of the Designated Investor unless such amendment, modification, supplement or waiver applies to the same extent to each Investor.

(c)        In the event of an assignment of rights under this Agreement pursuant to Section 16(c) or Section 16(d), any written consent of the Designated Investor required under this Section 19 shall be required to be given by holders of a majority of the Registrable Securities held by all such holders that are or become Designated Investors.

(d)        No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

21.       Remedies. Each party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each party hereto acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.  If any Investor breaches this Agreement and the Company fails to exercise its remedies in response to such breach, the parties hereto agree that any Investor shall be entitled, on behalf of the Company, to exercise any rights granted to the Company by law, including recovery of damages, and to seek specific performance, with respect to such breach.

22.       Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Texas in each case located in the city of Dallas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

23.       Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 23.

24.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

25.       Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

ELAH HOLDINGS, INC.

By: /s/ Kelly G. Howard
Name: Kelly G. Howard
Title: General Counsel, Executive Vice President and Corporate Secretary

DESIGNATED INVESTOR:

ALERIS CORPORATION

By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: EVP, CFO & Treas.

[Signature Page to Registration Rights Agreement]

OTHER INVESTORS:

210/RELY PARTNERS, LP

By:	210/RELY Investment, LLC,
its General Partner

By:	/s/ Robert H. Alpert
Name:	Robert H. Alpert
Title:	Principal

GOLDMAN SACHS BDC, INC.

By:	/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	Chief Executive Officer and President

GOLDMAN SACHS PRIVATE MIDDLE
MARKET CREDIT LLC

By:	/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	Chief Executive Officer and President

GOLDMAN SACHS MIDDLE MARKET
LENDING CORP.

By:	/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	Chief Executive Officer and President

[Signature Page to Registration Rights Agreement]